Exhibit 10.4(b)

June 1, 2014

Willowbridge Associates Inc.

101 Morgan Lane - Suite 180

Plainsboro, N.J. 08536

Attention: Mr Steve R. Crane

Re:	Management Agreement Renewals

Dear Mr. Crane:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

•	Tactical Diversified Futures Fund L.P.

•	CMF Willowbridge Master Fund L.P.

•	Emerging CTA Portfolio LP

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero

Alice Lonero Chief Financial Officer

WILLOWBRIDGE ASSOCIATES INC.

By:	/s/ Steven R. Crane

Print Name:	Steven R. Crane

AL/sr